UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________________________________
FORM 8-K

______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 7, 2015

IKANOS COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)
______________________________________

Delaware	000-51532	73-1721486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47669 Fremont Boulevard Fremont, California	94538
(Address of principal executive offices)	(Zip Code)
(510) 979-0400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

______________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 7, 2015, the Board of Directors (the “Board”) of Ikanos Communications, Inc. (the “Company”) approved an amendment to the Company’s Amended and Restated Bylaws, as amended through January 28, 2014 (the “Bylaws”).

The Bylaws were amended to include a forum selection clause in a new Article 8 to reflect recent legislative changes to the General Corporation Law of the State of Delaware (“DGCL”) with regards to forum selection for intracompany disputes. The new Article 8 designates the state and federal courts located within the State of Delaware as the exclusive forums in which certain actions may be brought, including any derivative action or proceeding brought on behalf of the Company, any action asserting a claim of breach of fiduciary duty owed to the Company or the Company’s stockholders by any director, officer, or other employee of the Company, any action asserting a claim arising pursuant to any provisions of the DGCL, and any action asserting a claim governed by the internal affairs doctrine. In addition to the inclusion of the new Article 8 of the Bylaws, certain section and article references were correspondingly renumbered and conformed.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 3.1	Amended and Restated Bylaws of Ikanos Communications, Inc. (as amended on July 7, 2015).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 8, 2015

IKANOS COMMUNICATIONS, INC.

By:	/s/ ANDREW S. HUGHES
Andrew S. Hughes Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Bylaws of Ikanos Communications, Inc. (as amended on July 7, 2015).